                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   __________


                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      February 29, 1996


                     CITADEL COMPUTER SYSTEMS INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                    0-08718              75-2432011
(State or other jurisdiction     (Commission File      (IRS Employer
of Incorporation)                      Number)          Identification No.)



           1300 Post Oak Blvd., Ninth Floor, Houston, Texas 77056 3811 Turtle Creek Blvd., Suite 1080, Dallas, Texas 75219
           ---------------------------------------------------------
                   (Addresses of Principal Executive Offices)


Registrant's telephone numbers including area code:  (713) 686-6400 and
(214) 520-9292



    LoneStar Hospitality Corporation, 3131 Turtle Creek Blvd., Suite 1301,
  --------------------------------------------------------------------------
                               Dallas, TX  75219
                              -------------------

         (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Effective February 29, 1996, Citadel Computer Systems Incorporated ("Old Citadel"), a Delaware corporation, merged into LSHC Acquisition, Inc. ("LSHC"), a wholly owned Delaware subsidiary of LoneStar Hospitality Corporation (the "Company") (the "Merger"). As a result of the Merger, a change in control of the Company occurred. See Item 2 for a description of the Merger and related transactions.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

A.   Merger With Old Citadel.

     Effective February 29, 1996, Old Citadel merged into LSHC, a wholly owned Delaware subsidiary of the Company, pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated February 29, 1996 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, each stockholder of Citadel received 4.5 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company for each share of common stock of Citadel held by such stockholder. Prior to the Merger, Citadel had 3,000,000 shares of common stock outstanding. In addition, each outstanding option and warrant to purchase capital stock of Old Citadel became an option or warrant to purchase a number of shares of Common Stock of the Company equal to 4.5 times the number of shares subject to the Old Citadel options and warrants at the same aggregate exercise price of the Old Citadel options and warrants. Former stockholders of old Citadel now own approximately 75% of the issued and outstanding shares of Common Stock of the Company on a fully diluted basis. LSHC, now known as Citadel Computer Systems Acquisitions, Inc., is now a wholly-owned subsidiary of the Company. On May 1, 1996, after the effective date of the Merger, the Company changed its name from LoneStar Hospitality Corporation to Citadel Computer Systems Incorporated to better reflect the Merger and effected a one-for-two reverse split. This reverse split had the effect of reducing the number of shares of Common Stock received by Old Citadel stockholders and the number of shares of Common Stock subject to Old Citadel options and warrants to 2.25 shares of Common Stock for each share of Old Citadel common stock. See "Item 5."

     Gilbert Gertner, the former Chairman of Old Citadel, now serves as Chairman of the Board of the Company. George Sharp, the former President and Chief Executive Officer of Old Citadel, serves as President and Chief Executive Officer of the Company and Steven Solomon, the former President and Chief Executive Officer of the Company, now serves as Chief Operating Officer and Secretary of the Company. See "Directors and Executive Officers." Pursuant to the Merger Agreement, Mr. Gertner and Mr. Sharp beneficially own more than 50% of the outstanding Common Stock of the Company.

     Pursuant to the Merger Agreement, Messrs. Gertner and Sharp have become directors of the Company. Three directors of the Company prior to the Merger have remained on the Board of Directors: Chris A. Economou, Axel Sawallich and Mr. Solomon. The other directors resigned effective as of the effective date of the Merger. Jesse R. Marion was elected as a director on March 6, 1996. See "Directors and Executive Officers."

Overview and Historical Background

     The Company develops and markets computer software products that may be broadly categorized as software management tools and network management utilities. These products are designed to permit better management of, and provide additional security to local area networks ("LANs"). Old Citadel was formed and began operations in June 1992. (References herein to "Old Citadel," or the "Company" shall include the Company and Old Citadel, unless otherwise indicated or unless the context requires otherwise.)

     The Company's principal executive offices are located at 1300 Post Oak Blvd., Ninth Floor, Houston, Texas 77056, and its telephone number is
(713) 686-6400. The Company also maintains executive offices at 3811 Turtle Creek Boulevard, Suite 1080, Dallas, Texas 75219; the telephone number at this office is (214) 520-9292.

Products

     The Company's products may broadly be categorized as software management tools and network management utilities. The Company's products are designed to better manage and provide additional security to LANs using Novell and Microsoft network software. The Company's lead product, NetOFF, has been installed in more than 15,000 computer networks worldwide, operating over one million personal computers ("PCs"). According to industry sources, Novell, Inc. holds approximately 65% of the market of network operating systems.

     The Company's principal products currently are as follows:

     NetOFF. The Company's principal product is NetOFF, which runs in Novell and Microsoft Windows NT environments. NetOFF is a network management utility and security program used primarily to shut down unattended PCs on a network after a specified period of inactivity. Use of this program permits the protection of network data gained through access to unattended network computer terminals, and assures that a complete backup of network data (which requires that users log out of the network) can occur.

     NetCONSOLE. NetCONSOLE is designed to automate input tasks at the server console, so that commands can be scheduled at an unattended server. For example, prior to system backup, a network administration will want all Network Loadable Modules (NLMs) unloaded and all users logged off. NetCONSOLE enables the network administrator to schedule these tasks at a time just prior to system backup.

     NetPURGE. NetPURGE automatically searches for old or unused files and moves them to archival storage. Because disk storage on large networks is scarce, network administrators must carefully monitor and eliminate inactive files to free up space. NetPURGE automates this function.

     NetQ. NetQ enables network users to manage facility queues, such as those for printing, archiving, or custom applications. NetQ constantly updates queuing displays so that network administrators can manage queue assignments in real time.

     NetWATCH. NetWATCH detects and corrects un-owned network files. An un-owned file is one to which no user has been assigned. For example, if a user is deleted from a network (because of promotion, termination or other reason), all files previously owned by that user will be designated as "un-owned" by the network. Consequently, if an un-owned file is modified by a new user, NetWare cannot update it, and hours of modifications may be lost. NetWATCH eliminates this problem by assigning all un-owned files to a supervisor ID or other user specified ID.

     Phantom of the Console. Phantom of the Console automates certain routine daily server tasks. Phantom of the Console automatically executes routine tasks at scheduled times, as if the network administrator were sitting at the console entering the commands to perform those tasks. Among the tasks performed are the automatic loading and unloading of NLMs, a procedure often required to permit the daily backup of data. This program also contains features that permit automatic responses to NetWare operating system alerts, database messages, and other network monitoring packages, and automatic execution of procedures to manage such responses. Other features include optional password protection, automatic logoff, automatic file transfers, broadcast messages, and file operations on both remote and local servers.

     Server Sentry. Server Sentry is a network monitoring system that immediately restarts the file server, documents the cause of a system crash, notifies network personnel, and produces downtime cost reports without any user intervention. Server Sentry is an NLM-based software tool for Novell NetWare servers. It can bring "crashed" servers back online automatically.

     When a server crashes, the operating system typically provides limited information about what was happening at the time of the crash. When an crash occurs, Server Sentry captures critical data used to determine the cause of the system crash. After recording the information, Server Sentry reboots the NetWare server to bring it back on-line. In the event of a damaged volume, Server Sentry can automatically run software to repair the damage. Server Sentry enables the cause of the crash to be determined quickly, and troubleshooting time can be substantially reduced. Server Sentry includes a pager notification module that can cause network personnel to be paged to take care of any problems Server Sentry cannot resolve.

     Server Sentry also automatically generates downtime cost analysis reports that detail the actual cost of downtime with Server Sentry installed, as well as an estimated cost without having Server Sentry installed.

     ServerCam. ServerCam emulates a time-lapse video recorder connected to the server console for surveillance, quality control, problem-solving, documentation, and training.

Properties

     The Company leases the premises housing its principal offices located at 1300 Post Oak Blvd., Ninth Floor, Houston, Texas pursuant to a lease agreement that expires December 31, 2001. The Company has an option, until December 31, 1996, to expand into adjacent space. The Company leases office space housing its Dallas executive offices located at 3811 Turtle Creek Boulevard, Suite 1080, Dallas, Texas. The Company believes that these facilities are adequate for its current needs.

Directors and Executive Officers

     The following table contains information about the Company's directors and executive officers. The Company expects that these persons will serve as directors until the next annual meeting or until their respective successors are elected and qualified. There are currently two vacancies on the Board of Directors.

Name                         Age                  Position
- ----                         ---                  --------

Gilbert Gertner               70           Chairman of the Board
George T. Sharp               53           President and Chief Executive Officer
Steven B. Solomon             32           Secretary, Chief Operating Officer,
                                           Director of Corporate Relations
Chris A. Economou             40           Director
Jesse R. Marion               41           Director
Axel Sawallich                52           Director

     Gilbert Gertner has been Chairman of the Company since February 29, 1996 and was president of Old Citadel from its inception in July 1992 until the Merger. From 1990 to 1995, Mr. Gertner was president of Gertner Investments, an investment firm specializing in identifying, capitalizing and developing high-tech companies. Mr. Gertner served as a director of Microtel International, Inc. (formerly known as CXR TELECOM CORP.) from 1986 to 1994, and as a director of Data Systems and Software, Inc. (formerly known as Defense Software and Systems, Inc.) from 1991 to 1994.

     George Sharp has been President of the Company since February 29, 1996 and was President of Old Citadel from its inception in July 1992 until the Merger. From 1991 until founding Citadel, Mr. Sharp was president of Matrix Systems, Inc., a developer of computer systems for the insurance industry.

     Steven B. Solomon has been the Chief Operating Officer and Secretary of the Company since February 29, 1996. He was the President and a Director of LoneStar and its predecessor from its inception in February 1992 until the Merger, and Chairman of the Board of Directors from December 1994 until the Merger. From November 1991 to September 1992, Mr. Solomon served as Vice-President of Corporate Development for Europa Cruises Corporation. He also served as a business advisor and as a consultant in development and investment projects with various cruise line companies. From May 1990, to November 1991, Mr. Solomon served as President of Solomon Associates, a firm which offered consulting services relating to investments and acquisitions in the shipping industry, and venture capital projects.

     Chris A. Economou was elected to the Board of Directors of the Company in June 1993. He has been engaged in the private practice of law in Fort Lauderdale, Florida in the areas of real estate, business and corporate law for more than ten years. He served as Executive Vice President, Secretary, General Counsel and director of Miami Subs Corporation from August 1992 until June 1994. He is also a director of Z-Communications, Inc.

     Jesse R. Marion has been a Director of the Company since March 1996. He is Vice President and a Director of Seitel, Inc., a New York Stock Exchange listed energy and seismic data company. He also serves as president of Seitel Data Corp. and Seitel Data, Ltd., each being wholly-owned subsidiaries of Seitel, Inc. Prior to joining Seitel, Inc. in April 1992, Mr. Marion was Executive Vice President of Marketing for First Seismic Corp., a publicly traded seismic data company, from January 1989 until April 1992. Since 1981, Mr. Marion has held management and executive positions in both private and publicly traded seismic data companies.

     Axel Sawallich has been a Director of the Company since March 1993. Mr. Sawallich is in the business of providing investment advisory services in Vienna, Austria. Since 1993 Mr. Sawallich has been the Managing Partner of Global Invest, an investment firm located in Vienna, Austria, since 1994. From 1991 until 1994 he was employed by SERCO Investment Counseling Corporation, an investment firm located in Vienna, and was its Executive Director from 1992 until 1993. From November 1989 to November 1990 Mr. Sawallich was the General Manager and Director of the Vienna, Austria regional branch of Allegmeine Sparkasse Bank AG, Linz, a banking firm. From May 1985 to November 1989, Mr. Sawallich was with Bank fur Arbeit und Wirtschaft AG, a Vienna, Austria banking firm, serving as the deputy head of the credit department until 1986, and serving as the Executive Vice President of the Bank's Bureau for Commercial Customers thereafter. Mr. Sawallich received a Doctor of Law from the University of Vienna.

     There are no family relationships among any of the directors of executive officers of the Company.

B.   Sale of the Restaurant Assets

     On March 1, 1996, the Company consummated the sale of the five Miami Subs Grill restaurants in the Dallas, Texas area owned by its wholly-owned subsidiary, LS Holding Corp. to Miami Subs of Fort Lauderdale, Florida. Miami Subs is also the franchisor of the Miami Subs Grill restaurants. In addition, Miami Subs has also acquired from LS Holding Corp. the right to develop additional Miami Subs Grill restaurants in the Dallas/Fort Worth area and will assume LoneStar's indebtedness of $1,500,000 to Stephens Diversified Leasing, Inc. ("Stephens").

     The Company received 1,325,000 shares of Miami Subs' common stock (the "Miami Subs Stock"), and Miami Subs agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") covering the Miami Subs Stock
within 60 days after the closing.   A registration statement relating to these
shares was filed with the SEC in May 1996. During the six months following the closing, The Company cannot sell any of the Miami Subs Stock, except with the consent of Miami Subs, and Miami Subs will have the right to acquire the Miami Subs Stock for $2.50 per share. Thereafter, the Company will be able to sell the Miami Subs Stock in private transactions, or in open market transactions not to exceed 240,000 shares per calendar quarter or 20,000 shares per week. All sales by the Company will be subject to a right of first refusal by Miami Subs.

     Miami Subs assumed no liabilities of the Company, except for the Company's loan from Stephens and certain restaurant and equipment leases. The Company also issued to Miami Subs a promissory note in the principal amount of $1,500,000, and secured by the Miami Subs Stock. The note bears no interest and will be due on or before July 1, 1996. The current principal balance of the note is $1,275,000.

C.   Acquisition of Assets of Circuit Masters Software, Inc.

     As of February 29, 1996, the Company consummated the acquisition of certain software programs of Circuit Masters Software, Inc. ("Circuit Masters"). As consideration for the sale, the Company is paying a total of $266,230 in cash and notes to Circuit Master and its stockholders, has assumed the liability for the payment of certain trade payables and will issue Company Common Stock valued at $2,000,000, based on the average closing trading price of LoneStar Common Stock for the 30 trading days following February 29, 1996, the effective date of this transaction.

     The software programs acquired from Circuit Masters are designed to automate network functions and secure network applications. Included in the software products that were acquired form Circuit Masters are "Phantom of the Console," a scripting software that automates repetitive tasks for Novell NetWare file servers, and "Server Sentry," software that automatically reboots a NetWare file server after it crashes. See "Products," above, for a brief description of these products.

ITEM 5.  OTHER EVENTS

     Reverse Stock Split. On March 6, 1996, the Board of Directors approved a one-for-two reverse stock split. The reverse stock split has been approved by stockholders possessing more than 50% of the issued and outstanding shares of Company Common Stock. The reverse stock split became effective on May 1, 1996.

     Change of Name. The Board of Directors also approved changing the name of LoneStar Hospitality Corporation to Citadel Computer Systems Incorporated to better reflect the recent merger of LoneStar and Citadel. The name change was effected May 1, 1996.

     Forward Looking Information.

     The statements contained in this Current Report on Form 8-K/A ("Current Report") that are not historical facts, are forward looking statements and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this Current Report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: general economic conditions, competition, the market for the network software products, software development costs and possible future litigation, as well as the risks and uncertainties discussed in this Current Report, including, without limitation, the portions referenced above, and the uncertainties set forth from time to time in the Company's other public reports and filings and public statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     The audited financial statements for Old Citadel and Circuit Masters as of and for the year ended December 31, 1995, are attached hereto following the signature page.

(b)  Pro Forma Financial Information.

     Pro forma financial information that shows the effect of the Merger and acquisition of Circuit Masters as of December 31, 1995 is attached, and follows the financial statements for Circuit Master.

(c)  Exhibits.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

     2.1 Second Amended and Restated Plan of Merger, dated February 29, 1996, by and among LoneStar Hospitality Corporation, LSHC Acquisition, Inc. and Citadel Computer Systems Incorporated (without exhibits). (Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 13, 1996.)

     2.2 Purchase and Sale Agreement, dated March 1, 1996, by and among LoneStar Hospitality Corporation, LS Holding Corp. and Miami Subs USA, Inc (without exhibits). (Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 13, 1996.)

     2.3 Technology Transfer Agreement, by and between LoneStar Hospitality Corporation and Circuit

           Masters Software, Inc., dated February 29, 1996 (without exhibits). (Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 13, 1996.)

     2.4 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Bill Mulvany, dated February 29, 1996 (without exhibits). (Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 13, 1996.)

     2.5 Technology Transfer Agreement, by and between Citadel Computer Systems Incorporated and Kim Marie Newman, dated February 29, 1996 (without exhibits). (Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 13, 1996.)

     2.6* Agreement, by and between Citadel Computer Systems, Inc., Circuit Masters Software, Inc., Patrick William Mulvany and Kim Marie Newman, dated May 16, 1996 but effective as of February 29, 1996 (the exhibits and schedules to the Agreement have been omitted pursuant to
           Item 601(b)(2) of Regulation S-K.).

     27*   Financial Data Schedule

     *Filed Herewith


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CITADEL COMPUTER SYSTEMS INCORPORATED
                                    (Registrant)



Date:  June 10, 1996         By:       Steven B. Solomon
                                    -------------------------------------------
                                    Steven B. Solomon, Chief Operating Officer
                                    and Secretary

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page

A.   Consolidated Financial Statements of
     Citadel Computer Systems Incorporated...............................  A-1
     Independent Auditor's Reports.......................................  A-2
     Consolidated Balance Sheets.........................................  A-5
     Consolidated Statements of Operations...............................  A-6
     Consolidated Statement of Stockholders' Equity......................  A-7
     Consolidated Statements of Cash Flows...............................  A-8
     Notes to Financial Statements....................................... A-10

B.   Combined Financial Statements of
     Circuit Masters and Circuit Masters Software, Inc...................  B-1
     Independent Auditor's Report........................................  B-2
     Combined Balance Sheet..............................................  B-3
     Combined Statement of Operations....................................  B-4
     Combined Statement of Cash Flows....................................  B-5
     Combined Statement of Changes in Equity.............................  B-6
     Notes to Combined Financial Statements..............................  B-7

C.   Pro Forma Financial Statements......................................  C-1
     Pro Forma Condensed Balance Sheet...................................  C-2
     Pro Forma Condensed Statement of Operations.........................  C-4
     Notes to Pro Forma Financial Statements.............................  C-5

                         FINANCIAL STATEMENTS AND
                          REPORTS OF INDEPENDENT
                               CERTIFIED PUBLIC
                                  ACCOUNTANTS

                          CITADEL COMPUTER SYSTEMS
                                 INCORPORATED

                          DECEMBER 31, 1995 AND 1994

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Citadel Computer Systems Incorporated


  We have audited the accompanying balance sheet of Citadel Computer Systems Incorporated as of December 31, 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citadel Computer Systems Incorporated at December 31, 1995, and the results of its options and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Houston, Texas
May 8, 1996

                          INDEPENDENT AUDITORS' REPORT


Citadel Computer Systems Incorporated
Houston, Texas


We have audited the accompanying balance sheet of Citadel Computer Systems Incorporated as of December 31, 1994, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material
misstatement.   An audit includes examining, on a test basis, evidence
supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citadel Computer Systems Incorporated, at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



May 26, 1995

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                                  December 31,

                                   ASSETS                   1995          1994
                                                         -----------   ---------
CURRENT ASSETS
   Cash                                                  $    53,822   $       -
   Accounts receivables, less allowance for doubtful
       accounts of $490,000 and $80,000                      452,016     155,605
   Other                                                      87,335       4,333
                                                         -----------   ---------
          Total current assets                               593,173     159,938
PROPERTY AND EQUIPMENT, net                                   52,118      27,274
INTANGIBLE ASSETS, net  of accumulated amortization of
 $169,000 and $56,000                                        492,804     504,000

OTHER ASSETS                                                 195,632      64,850
                                                         -----------   ---------
                                                         $ 1,333,727   $ 756,062
                                                         ===========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Bank overdraft                                        $         -   $   6,272
   Notes payable                                           1,576,067     200,000
   Accounts payable and accrued expenses                     664,405     356,007
                                                         -----------   ---------
          Total current liabilities                        2,240,472     562,279
ACCOUNTS PAYABLE - long-term                                  27,430      73,830
                                                         -----------   ---------
          Total liabilities                                2,267,902     636,109
COMMITMENTS AND CONTINGENCIES                                      -           -
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.01 par value per share; authorized,
    10,000,000 shares in 1995 and 3,000 shares in 1994;
    issued and outstanding, 3,000,000 shares in 1995
    and 2,895 shares in 1994                                  30,000          29
   Additional paid-in capital                                851,034     825,485
   Accumulated deficit                                    (1,815,209)   (705,561)
                                                         -----------   ---------
          Total stockholders' equity (deficit)              (934,175)    119,953
                                                         -----------   ---------
                                                         $ 1,333,727   $ 756,062
                                                         ===========   =========



The accompanying notes are an integral part of these statements.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            Year ended December 31,

                                                    1995         1994
                                                ------------  ----------

Sales                                           $ 2,562,530   $1,020,745
Returns and allowances                           (1,214,148)    (294,284)
                                                -----------   ----------

 Net Sales                                        1,348,382      726,461

Cost of sales                                      (127,583)    (168,075)
                                                -----------   ----------

 Gross profit                                     1,220,799      558,386

Selling, general and administrative expenses     (1,718,465)    (716,109)

Depreciation and amortization expense              (153,224)     (69,353)

Research and development costs                     (136,355)           -
                                                -----------   ----------

 Operating loss                                    (787,245)    (227,076)

Other expense
 Interest expense                                  (250,525)     (20,797)
 Other expense                                      (23,978)     (39,925)
 Loss on disposal of asset                          (47,900)           -
                                                -----------   ----------

 Total other expense                               (322,403)     (60,722)
                                                -----------   ----------

Loss before extraordinary item                   (1,109,648)    (287,798)

Extraordinary item
 Gain on the forgiveness of debt                          -      110,062
                                                -----------   ----------

 NET LOSS                                        (1,109,648)    (177,736)
                                                ===========   ==========

Loss per share                                        $(.38)       $(.10)
                                                ===========   ==========


        The accompanying notes are an integral part of these statements.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years ended December 31, 1994 and 1995

                                      Common
                                      stock          Additional
                                ------------------    paid-in   Accumulated
                                 Shares    Amounts    capital     deficit       Total
                                ---------  -------  ----------- ------------  -----------
Balance at January 1, 1994          1,400  $    14  $      -   $  (527,825)  $  (527,811)

Conversion of debt to equity        1,495       15   825,485             -       825,500

Net loss                                -        -                (177,736)     (177,736)
                                ---------  -------  --------    ----------   -----------
Balance at December 31,
 1994                               2,895       29   825,485      (705,561)      119,953

Issuance of common stock              105        1    55,519             -        55,520

1,000 for 1 stock split         2,997,000   29,970   (29,970)            -             -

Net loss                                -        -         -    (1,109,648)   (1,109,648)
                                ---------  -------  --------   -----------   -----------

Balance at December 31,
 1995                           3,000,000  $30,000  $851,034   $(1,815,209)  $  (934,175)
                                =========  =======  ========    ==========   ===========

         The accompanying notes are an integral part of this statement.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            Year ended December 31,

                                                               1995         1994
                                                           ------------  ----------
Cash flows from operating activities
   Net loss                                                $(1,109,648)  $(177,736)
   Adjustments to reconcile net loss to net cash
    used by operating activities
       Depreciation and amortization                           153,224      69,353
       Stock issued for services                                 5,520           -
       Forgiveness of debt                                           -    (110,062)
       Loss on disposal of asset                                47,900           -
       Provision for losses on accounts receivable             410,314      88,633
       Changes in operating assets and liabilities
          Accounts receivable                                 (706,725)   (129,479)
          Other receivables                                    (83,002)      9,640
          Other current assets                                (139,299)       (540)
          Bank overdraft                                        (6,272)      6,272
          Accounts payable and accrued expenses                261,998     176,726
          Due to affiliates                                          -      39,938
                                                           -----------   ---------
              Net cash used by operating activities         (1,165,990)    (27,255)
Cash flows from investing activities
   Capital expenditures                                       (158,355)    (25,237)
   Proceeds from sale of asset                                   2,100           -
                                                           -----------   ---------
              Net cash used by investing activities           (156,255)    (25,237)
Cash flows from financing activities
   Payments on notes payable                                  (742,000)   (120,000)
   Proceeds from notes payable                               1,850,595     170,000
   Net proceeds from factor                                    267,472           -
                                                           -----------   ---------
              Net cash provided by financing activities      1,376,067      50,000
                                                           -----------   ---------
Net increase (decrease) in cash                                 53,822      (2,492)
Cash and cash equivalents at beginning of year                       -       2,492
                                                           -----------   ---------
Cash and cash equivalents at end of year                   $    53,822   $       -
                                                           ===========   =========

                     Citadel Computer Systems Incorporated

                     Years ended December 31, 1995 and 1994

                                                             1995          1994
                                                        ------------    -----------
Supplemental disclosures of cash flow information:
Cash paid during the year for interest                       234,212         20,797
   Non-cash transactions:
       During the year ended December 31, 1995,
        the Company issued common stock valued at
        $50,000 in exchange for certain assets.

       During the year ended December 31, 1994, the
        Company acquired marketing and selling rights and issued a note payable of $560,000.

       During the year ended December 31, 1994, the Company converted notes payable totaling $825,500 to equity and issued 1,510 shares of the company's common stock.


The accompanying notes are an integral part of these statements.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1994


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES

1. NATURE OF BUSINESS
   ------------------

  Citadel Computer Systems Incorporated (the Company), was incorporated in the state of Delaware on June 30, 1992. The company develops and markets, throughout the United States, computer network management, security and utility software. To date, the Company's activities have primarily been limited to marketing and selling software products directly to end users, through value added resellers and to potential original equipment manufacturers.

2. PROPERTY, EQUIPMENT AND DEPRECIATION
   ------------------------------------

  Property and equipment are stated at cost. Depreciation is computed over estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

3. INTANGIBLE ASSETS
   -----------------

  Intangible assets consist of capitalized software development costs and the purchase of certain software products.

  The software is recorded at cost and is amortized by the straight-line method over a five year period. During the year ended December 31, 1994, the Company capitalized software totaling $560,000. It is reasonably possible that events could occur that might cause the amortization period to be shortened.

  The Company capitalizes software development costs when technical feasibility has been established. Software development costs not qualifying for capitalization are expensed as research and development costs, which totaled $136,355 during the year ended December 31, 1995. Capitalized costs are amortized on a product-by-product basis, based on the greater amount computed by using (a) the ratio that current gross revenue for a product bear to the total of current and anticipated future gross revenues for that product, or (b) straight-line amortization using useful lives of 3 to 7 years. The Company evaluates the estimated net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the net book value is in excess of net realizable value.

4. REVENUE RECOGNITION
   -------------------

  The Company ships its products to customers on a thirty day trial basis. The Company recognizes revenues at the end of the trial period.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                           December 31, 1995 and 1994



NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
           CONTINUED

5. INCOME TAXES
   ------------

  Deferred incomes taxes result from temporary differences between the financial statement and income tax bases of assets and liabilities.

6. USE OF ESTIMATES
   ----------------

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7. RECLASSIFICATIONS
   -----------------

  Certain of the 1994 amounts have been reclassified to conform to the 1995 presentation.


NOTE B - LIQUIDITY

  The Company has sustained net losses in 1994 and 1995 and through May 31, 1996, which were within management's expectations due to the Company's status as a developing company, certain expenses related to the acquisitions of LoneStar Hospitality Corporation and Circuit Masters Software, Inc. and establishment of reserves associated with write-downs of accounts receivable. At December 31, 1995, it has an excess of current liabilities over current assets of $1,647,299 and a stockholders' deficit of $934,175. The Company and LSHC have raised additional funds from debt and equity financings as described in Note J.

  The Company's viability as a going concern is dependent upon raising additional capital and, ultimately, achieving profitability. The Company is involved in negotiations for additional debt and equity financing, including the sale of approximately $4,200,000 of convertible debentures that management expects will close in June 1996 and will, in the opinion of management, be sufficient to meet the Company's near-term working capital needs. However, there can be no assurance that the Company will be successful in raising capital and becoming profitable.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                           December 31, 1995 and 1994


NOTE C - PROPERTY AND EQUIPMENT

 Major classes of property and equipment and their estimated useful lives at December 31, were as follows:

                                Lives                1995           1994
                              ---------            ---------       -------
     Furniture                 5 years              $18,309        $15,136
     Office equipment          3 years               13,866          9,031
     Computer equipment        3 years               37,598          7,185
                                                    -------        -------
                                                     69,773          31,352

Less accumulated depreciation                       (17,655)         (4,078)
                                                   --------         -------

Net property and equipment                         $ 52,118         $27,274
                                                   ========         =======


NOTE D - INTANGIBLE ASSETS

  Effective June 24, 1994, the Company acquired exclusive rights to market and sell certain software from Danasoft Incorporated (Danasoft) for $560,000, payable in non-interest bearing monthly installments ranging from $15,000 to $25,000. On October 31, 1994, the Company entered into an agreement to issue 5% of the Company's common stock to Danasoft to satisfy the unpaid obligation of $465,000. Under the terms of the agreement Danasoft has the right to redeem their shares of common stock for $250,000 at any time from October 1996 through October 1999. The Company has the right to redeem these shares of common stock for $450,000 during the same period.


NOTE E - NOTES PAYABLE

  Notes payable consist of the following at December 31:

                                                          1995       1994
                                                       ----------  --------

Unsecured notes payable to individuals, including
$203,412 from related parties, due at various dates
in 1996 bearing interest rates ranging from 12% to
20% (1)                                                $1,258,595  $      -

Revolving line of credit facility with a bank due
January 1996 bearing interest at the bank's base rate
plus 1%; paid in full at maturity                          50,000   200,000

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                           December 31, 1995 and 1994


NOTE E - NOTES PAYABLE - CONTINUED

                                                               1995       1994
                                                            ----------  --------

Note payable to factor collateralized by receivables (2)       267,472         -
                                                            ----------  --------

                                                            $1,576,067  $200,000
                                                            ==========  ========

1) Certain of these notes are convertible into warrants to purchase common stock or have warrants to purchase common stock attached. The aggregate number of such warrants is 790,000 at prices ranging from $2 to $4 per share and are exercisable at various dates through April 1996.

2) During 1995, the Company entered into agreements to factor accounts receivable with recourse on an as needed basis to supplement cash flow. Under the terms of the agreements, the Company incurred fees on all accounts that were factored. Included in interest expense for 1995 is $186,138 in fees on factored receivables.


NOTE F - RELATED PARTY TRANSACTIONS

  Effective February 9, 1994, the Company entered into an agreement with a related company whereby the Company has the right to advertise, market and sell a certain software program. The Company pays the affiliated company an amount, as defined by the agreement for each program sold. For the year ended December 31, 1994, the Company paid approximately $22,000 under this agreement. This agreement was discontinued after 1994.

  During the year ended December 31, 1994, non-interest bearing related party notes payable totaling $360,500 were converted to equity.


NOTE G - FORGIVENESS OF DEBT

  During the year ended December 31, 1994, the Company negotiated a reduction in amounts due to certain vendors and extended the payment terms. Accordingly, the Company has recorded a gain on the forgiveness of debt totaling $110,062 and has classified a portion of accounts payable as long-term.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                           December 31, 1995 and 1994


NOTE H - INCOME TAXES

  The deferred income tax asset is comprised of the following at December 31:

                                      1995       1994
                                   ----------  ---------

Deferred tax asset
Net operating losses                $368,000   $ 213,000
Allowance for doubtful accounts      168,000      27,000
Other                                 77,000           -
                                   ---------   ---------
Deferred income tax asset            613,000     240,000
Valuation allowance                 (613,000)   (240,000)
                                   ---------   ---------

Net deferred income tax asset      $       -   $       -
                                   =========   =========

  The Company has estimated its net operating loss carry-forward for tax reporting purposes to be approximately $1,080,000 at December 31, 1995. The net operating loss carry-forward is available to offset future taxable income through 2007 and will fully expire in 2010.


NOTE I - COMMITMENTS AND CONTINGENCIES

  The Company leases its office space under an operating lease agreement. Future minimum lease payments under this operating lease at December 31 1995, were as follows:

                                                                      Amount
                                                                     --------
1996                                                                 $ 45,408
1997                                                                   45,408
1998                                                                   18,920
                                                                     --------

Total                                                                $109,736
                                                                     ========

  Rental expense under the operating lease totaled approximately $54,000 and $44,000 for the years ended December 31, 1995 and 1994, respectively.

  In March 1996, the Company entered into a lease for office space under an operating lease agreement and vacated the office space discussed above. The lease is for seventy months with monthly base rent of $14,555 through December 1996 increasing to $18,194 for the remainder of the lease term.

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                           December 31, 1995 and 1994


NOTE I - COMMITMENTS AND CONTINGENCIES - CONTINUED

  The Company is involved in various legal actions arising in the normal course of business. Management is of the opinion that their outcome will not have a material adverse effect on the company's financial position or results of operations.

  Effective June 1994, the Company entered into a two year employment agreement with an individual. The employee is responsible for developing Company products on an as-needed basis. Under the terms of the agreement, the employee will receive $50,000 per year.

  In December 1995, the Company entered into five year employment or consulting agreements with two officers of the Company. Under the agreements, in the event of death or termination of the officers, the obligations for the remaining portion of the five year term are automatically accelerated and become immediately due and payable.

NOTE J - SUBSEQUENT EVENTS

  Effective February 29, 1996, all of the outstanding common stock of the Company was acquired by LoneStar Hospitality Corporation (LSHC) in exchange for shares of LSHC. The acquisition resulted in the stockholders of the Company owning approximately 75% of the outstanding common stock of LSHC, on a fully diluted basis. Therefore, the Company is deemed to be the acquiror for accounting purposes. LSHC has been consolidated effective March 1, 1996.

  On May 1, 1996, LSHC changed its name to Citadel Computer Systems Incorporated and effected a 1 for 2 reverse split of its common stock.

  Effective February 29, 1996 the Company acquired certain assets of Circuit Masters Software, Inc. for 720,851 shares of common stock (before giving consideration to the reverse split and acquisition discussed above) and cash of approximately $250,000.

  In January 1996, certain key employees elected to forego their management overrides totaling approximately $59,000 in exchange for options.

  In January and February 1996, the Company raised approximately $500,000 in debt financing. Pursuant to agreements which pre-date the LSHC transactions, certain holders of debentures converted $730,000 of debentures (including a portion of the $500,000 in debt securities discussed in the prior sentence) in April and May 1996 into warrants to purchase shares of common stock at $.88 per share, adjusted for the one-for-two reverse split. The Company and LSHC also raised approximately $1,300,000 of private equity financings (including through conversion of warrants) and $900,000 in private debt financings subsequent to the balance sheet date.

  In May 1996, the Company executed a letter of intent to acquire Astonishing Developments, Inc., a developer of security software for stand alone PCs, for total consideration of approximately $1,800,000 in common stock (subject to sales limitations for two years) and $1,000,000 in cash over six months.

  In March 1996, the Company assumed the employment agreement of an officer of LSHC, who is now an officer of the Company. Under the agreement, in the event of death or termination of the officer, payments in the amount of the greater of the remaining portion of the term or twenty four months will be accelerated and become due and payable.

  As of March 1, 1996, LSHC consummated the sale of its restaurants in the Dallas, Texas area and related development rights to Miami Subs USA, Inc. ("Miami Subs"), the franchisor of the restaurants. In addition, Miami Subs assumed LSHC's indebtedness of $1,500,000 to Stephens Diversified Leasing, Inc. ("Stephens"). LSHC received 1,325,000 shares of Miami Subs' common stock (the "Miami Subs Stock"), and Miami Subs has filed a registration with the Securities and Exchange Commission (the "SEC") covering the Miami Subs Stock. During the six months following the closing, LSHC is not able to sell any of the Miami Subs Stock, except with the consent of Miami Subs, and Miami Subs will have the right to acquire the Miami Subs Stock for $2.50 per share. Thereafter, LSHC will be able to sell the Miami Subs Stock in private transactions, or in open market transactions not to exceed 240,000 shares per calendar quarter, or 20,000 shares per week. All sales by the Company are subject to a right of first refusal by Miami Subs. Miami Subs has assumed no liabilities of LSHC, except for LSHC's loan from Stephens and certain restaurant and equipment leases. LSHC has also issued to Miami Subs a promissory note in the principal amount of $1,500,000 which is secured by the Miami Subs Stock. The note will not bear interest and the maturity date of the note was extended to July 1, 1996 as a result of LSHC's principal payment of $50,000.

              CIRCUIT MASTERS AND CIRCUIT MASTERS SOFTWARE, INC.


                       COMBINED FINANCIAL STATEMENTS AND
                         INDEPENDENT AUDITOR'S REPORT


                               December 31, 1995

                         BARRY MORGAN & COMPANY, P.C.
                         Certified Public Accountants
                       5220 Spring Valley Rd., Suite 600
                              Dallas, Texas 75240
     (214) 701-9447                                 Fax # (214) 387-1490



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------



To the Board of Directors and Owners
Circuit Masters and Circuit Masters Software, Inc.
Houston, Texas



We have audited the accompanying combined balance sheet of Circuit Masters (a proprietorship) and Circuit Masters Software, Inc. (a Texas corporation) as of December 31, 1995 and the related combined statements of operations, combined statement of changes in equity and combined statement of cash flows for the year
then ended.   These combined financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material
misstatement.   An audit includes examining, on a test basis, evidence
supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial condition of Circuit Masters and Circuit Masters Software, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Barry Morgan & Company, P.C.
Dallas,  Texas
June 3, 1996

               Circuit Masters and Circuit Masters Software, Inc.
                             COMBINED BALANCE SHEET
                               December 31, 1995

                                     ASSETS

     CURRENT ASSETS
       Cash                                                $ 4,403
       Accounts receivable - net of reserves
         of $5,000  (Note B)                                27,480
       Inventory (Note B)                                    8,386
                                                           -------
           Total Current Assets                             40,269

     PROPERTY AND EQUIPMENT - AT COST (Notes B)
       Office furniture and equipment                        6,145
       Less accumulated depreciation
           and amortization                                 (6,145)
                                                           -------
     OTHER ASSETS
       Software copyrights acquired - net of
         amortization of $ 53,687  (Notes B & C)            42,954
       Capitalized software development costs - net
         of amortization of $ 22,322 (Note B)                7,087
       Deposits                                              1,182
                                                           -------
                                                            51,223
                                                           -------
                                                           $91,492
                                                           =======


                             LIABILITIES AND EQUITY

     CURRENT LIABILITIES
       Accounts payable and accrued liabilities            $43,229
       Income taxes payable (Note B)                         3,059
       Note due related party                                6,800
                                                           -------
           Total current liabilities                        53,088

     EQUITY
       Common stock $1.00 par, authorized 100,000 shares;
          issued and outstanding 1,000 shares                1,000
       Additional paid-in capital                           96,241
       Retained deficit                                    (41,060)
       Proprietor's capital                                (17,777)
                                                           -------
                                                            38,404
                                                           -------
                                                           $91,492
                                                           =======


         The accompanying notes are an integral part of this statement

              Circuit Masters and Circuit Masters Software, Inc.
                       COMBINED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1995





     REVENUES (Note B)                      $232,945

     COST OF REVENUES                         45,970
                                            --------

       Gross Profit                          186,975

     OPERATING EXPENSES                      151,283
                                            --------

       Net income before taxes                35,692

     FEDERAL INCOME TAX EXPENSE (Note B)       3,059
                                            --------

         NET INCOME                         $ 32,633
                                            ========


         The accompanying notes are an integral part of this statement

              Circuit Masters and Circuit Masters Software, Inc.
                       COMBINED STATEMENT OF CASH FLOWS
                     For the year ended December 31, 1995



     CASH FLOWS FROM OPERATING ACTIVITIES
       Net Income                                              $ 32,633
       Adjustments to reconcile net income to net cash
         provided by operating activities
           Depreciation and amortization (Note B)                47,424

       Changes in assets and liabilities:
           Decrease in accounts payable and
             accrued liabilities                                   (693)
           (Increase) in accounts receivable                    (10,628)
           (Increase) in inventory                               (8,386)
           (Increase) in deposits                                  (642)
           (Increase) in other assets                           (16,430)
           Increase in taxes payable                              3,059
                                                               --------
       Net cash provided (required) by operating activities      46,337

     CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of furniture and equipment                       (1,454)
                                                               --------
         Net cash provided (required) by investing
           activities                                            (1,454)

     CASH FLOWS FROM FINANCING ACTIVITIES
       Proprietor's draws                                       (42,077)
                                                               --------
         Net cash provided (required) by financing
           activities                                           (42,077)

     NET INCREASE IN CASH AND CASH EQUIVALENTS                    2,806

     Cash and cash equivalents at beginning of year               1,597
                                                               --------

     Cash and cash equivalents at end of year                  $  4,403
                                                               ========

         The accompanying notes are an integral part of this statement

              Circuit Masters and Circuit Masters Software, Inc.
                    COMBINED STATEMENT OF CHANGES IN EQUITY
                     For the year ended December 31, 1995



                              Common  Additional  Retained   Proprietor's
                              Stock    Paid-in     Deficit      Capital     Total
                              ------  ----------  ---------  ------------- --------

Balance at January 1, 1995    $1,000    $96,241    $(21,473)    $(27,920)  $ 47,848

Net income (loss)                -           -      (19,587)      52,220     32,633

Proprietor's draw                -           -          -        (42,077)   (42,077)
                              ------    -------    --------     --------   --------

Balance at December 31, 1995  $1,000    $96,241    $(41,060)    $(17,777)  $ 38,404
                              ======    =======    ========     ========   ========

         The accompanying notes are an integral part of this statement

              Circuit Masters and Circuit Masters Software, Inc.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 1995



A - BASIS OF PRESENTATION

     Circuit Masters, a proprietorship, commenced operations prior to January of 1994 for the purpose of designing and marketing computer software products. Circuit Masters Software, Inc. (a Texas corporation), and the successor of Circuit Masters, was incorporated on January 4, 1994 and began operations in 1995. The accompanying financial statements present the combined operations of these two entities for the year ending December 31, 1995.



B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      1.  Trade Receivable and Revenue Recognition Policies
          --------------------------------------------------

          The Company recognizes revenue from software sales and licenses upon the delivery of the software product to a customer.

      2.  Inventory
          ---------

          Inventory is stated at cost on a first-in first-out basis. At December 31, 1995 inventory consisted principally of manuals and software packaging for existing software products.

      3.  Office Furniture and Equipment
          ------------------------------

          Office furniture and equipment is stated at cost. Depreciation is provided for financial purposes over the estimated useful life of the assets acquired on a straight line basis from 1 to 3 years. Cost and accumulated depreciation applicable to assets retired or otherwise disposed of are eliminated from the accounts, and any gains or losses are reflected in income.

      4.  Software Costs
          --------------

          The Company classifies the cost of planning, designing and establishing the technical feasibility of a computer software product as research and development costs and charges these costs to expense when incurred. After technical feasibility of the software is established, but prior to the actual sale of the product, the Company capitalizes certain software development costs and amortizes these cost over the estimated market life of the product. Software costs capitalized in 1995 totaled $16,430 and consisted principally of contract labor paid to the software developer in addition to an overhead allocation.

              Circuit Masters and Circuit Masters Software, Inc.
               NOTES TO COMBINED FINANCIAL STATEMENT (continued)
                               December 31, 1995



B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


      5.  Amortization of Intangible Assets
          ---------------------------------

          Amortization of intangible assets is provide for under the following methods and over the following expected useful lives:

          Software copyrights acquired                   3 years Straight-line
          Capitalized software development costs         3 years  Double
                                                           Declining Balance

      6.  Income Taxes
          ------------

          Income from the proprietorship is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual tax return. The proprietorship is not a tax paying entity for federal tax purposes and thus no taxes have been recorded for the portion of the combined income associated with the activities of the proprietorship. Current income taxes payable reflect federal and state taxes due on the taxable transactions recorded in the books of the corporation in 1995.

      7.  Research and Development Costs
          ------------------------------

          Research and development costs for new products are expensed until feasibility for the product is established. The amount of research and development cost expensed in 1995 was approximately $16,430.

      8.  Estimates
          ---------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      9.  Cash and Cash Equivalents
          -------------------------

          For the purposes of the combined statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of less than three months to be cash equivalents.

               Circuit Masters and Circuit Masters Software, Inc.
               NOTES TO COMBINED FINACIAL STATEMENTS (continued)
                               December 31, 1995



C - SOFTWARE COPYRIGHTS ACQUIRED

     On March 8, 1994, the Company acquired the copyrights to four developed software products in exchange for 40% ownership in the Company. Management has assigned a value of $96,641 related to the software acquired and the common stock issued in exchange.



D - COMMITMENTS AND CONTINGENCIES

     The Company conducts its operations in leased facilities pursuant to a one year sublease agreement dated September 1995. Total lease expense under this agreements for 1995 is $6,104.



E - MAJOR PRODUCTS AND CUSTOMERS

     Currently, two products, Phantom of the Console-Gold and Server Sentry, account for approximately 91 % of all software sales for the Company. At December 31, 1995, no single customer accounted for more than 5% of combined total sales.


F - SUBSEQUENT EVENTS

     On February 29, 1996, Circuit Masters Software, Inc. sold certain assets to Citadel Computer Systems, Inc. in exchange for consideration consisting of stock, cash and the assumption of certain outstanding liabilities of the Company.

                        PRO FORMA FINANCIAL STATEMENTS

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                               DECEMBER 31, 1995

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                       PRO FORMA CONDENSED BALANCE SHEET

                               December 31, 1995

                                     ASSETS

                           Citadel                      (Note B)          Pro forma                         (Note B)
                           Computer     Circuit   Pro forma adjustments     Citadel     LoneStar      Pro forma adjustments
                           Systems      Masters   ---------------------   and Circuit  Hospitality  --------------------------
                         Incorporated  Combined     Debit        Credit     Masters    Corporation     Debit         Credit
                         ------------  ---------  ----------    -------   -----------  -----------  ------------  ------------
Cash                       $   53,822    $ 4,403    $      -    $ 4,403   $   53,822   $  100,398    $        -    $   12,200
Accounts receivable           452,016     27,480           -     27,480      452,016      103,063             -             -
Other current assets           87,335      8,386           -      8,386       87,335      156,427             -        87,108
Assets held for sale                -          -           -          -            -            -     4,200,532     1,594,760
                           ----------    -------  ----------    -------   ----------   ----------    ----------    ----------

   Total current
     assets                   593,173     40,269           -     40,269      593,173      359,888     4,200,532     1,694,068

Property and equipment -
 net                           52,118          -           -          -       52,118    3,575,311             -     3,490,317

Intangible and other
  assets                      688,436     51,223   2,250,000     51,223    2,938,436      820,773             -       651,444
                           ----------    -------  ----------    -------   ----------   ----------    ----------    ----------

                           $1,333,727    $91,492  $2,250,000    $91,492   $3,583,727   $4,755,972    $4,200,532    $5,835,829
                           ==========    =======  ==========    =======   ==========   ==========    ==========    ==========

                             LoneStar
                            Hospitality     Pro forma
                            Corporation       Total
                            ------------    ----------
Cash                         $   88,198    $  142,020
Accounts receivable             103,063       555,079
Other current assets             69,319       156,654
Assets held for sale          2,605,772     2,605,772
                             ----------    ----------

   Total current
     assets                   2,866,352     3,459,525

Property and equipment -
 net                             84,994       137,112

Intangible and other
  assets                        169,329     3,107,765
                             ----------    ----------

                             $3,120,675    $6,704,402
                             ==========    ==========

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                       PRO FORMA CONDENSED BALANCE SHEET

                               December 31, 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                           Citadel                      (Note B)          Pro forma                         (Note B)
                           Computer     Circuit   Pro forma adjustments     Citadel     LoneStar      Pro forma adjustments
                           Systems      Masters   ---------------------   and Circuit  Hospitality  --------------------------
                         Incorporated  Combined     Debit      Credit       Masters    Corporation     Debit         Credit
                         ------------  ---------  ---------  ----------   -----------  -----------  ------------  ------------
Notes payable              $1,576,067    $ 6,800    $ 6,800  $        -   $1,576,067   $  238,062    $        -    $1,336,338
Accounts payable and
    accrued
    liabilities               664,405     46,288     46,288     250,000      914,405      970,560         40,537           -
Accrued loss on sale of
 assets                             -          -          -           -            -            -      1,594,760   1,594,760
                           ----------     -------   -------  ----------   ----------   ----------     ----------  ----------

          Total current
           liabilities      2,240,472      53,088    53,088     250,000    2,490,472    1,208,622      1,635,297   2,931,098

Long-term debt                      -           -         -           -            -    1,336,338      1,336,338           -
Other long-term liabilities    27,430           -         -           -       27,430            -              -           -
Stockholders' equity         (934,175)     38,404         -   1,961,596    1,065,825    2,211,012      1,594,760           -
                           ----------     -------   -------  ----------   ----------   ----------     ----------  ----------

                           $1,333,727     $91,492   $53,088  $2,211,596   $3,583,727   $4,755,972     $4,566,395  $2,931,098
                           ==========     =======   =======  ==========   ==========   ==========     ==========  ==========
                             LoneStar
                            Hospitality     Pro forma
                            Corporation       Total
                            ------------    ----------
Notes payable                 $1,574,400  $3,150,467
Accounts payable and
    accrued
    liabilities                 930,023   1,844,428
Accrued loss on sale of
 assets                               -           -
                             ----------  ----------

          Total current
           liabilities        2,504,423   4,994,895

Long-term debt                        -           -
Other long-term liabilities           -      27,430
Stockholders' equity            616,252   1,682,077
                             ----------  ----------

                             $3,120,675  $6,704,402
                             ==========  ==========

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     For the year ending December 31, 1995

                         Citadel
                        Computer    Circuit   Pro forma adjustments
                        Systems     Masters   --------------------- Pro forma
                      Incorporated  combined   Debit        Credit     Total
                      ------------  --------  --------     -------  -----------
Net sales              $ 1,348,382  $232,945  $      -     $     -  $ 1,581,327
Cost of sales              127,583    45,970         -           -      173,553
                       -----------  --------  --------     -------  -----------

    Gross profit         1,220,799   186,975         -           -    1,407,774

Selling, general
  and administrative
  expenses               1,871,689   134,853   450,000      45,970    2,498,805

Research and
  development costs        136,355    16,430         -           -      112,452
                       -----------  --------  --------     -------  -----------

    Operating profit
      (loss)              (787,245)   35,692   450,000      45,970   (1,203,483)

Other expense - net        322,403     3,059         -           -      277,562
                       -----------  --------  --------     -------  -----------

    Net income (loss)  $(1,109,648) $ 32,633  $450,000     $45,970  $(1,481,045)
                       ===========  ========  ========     =======  ===========

Per share data

Net (loss)                                                                $(.14)
                                                                          =====

Weighted average shares outstanding                                  10,568,445
                                                                     ==========

                     CITADEL COMPUTER SYSTEMS INCORPORATED

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                               December 31, 1995


NOTE A - DESCRIPTION OF TRANSACTIONS AND PRESENTATION

  Effective February 29, 1996, LoneStar Hospitality Corporation (LSHC) acquired all of the outstanding stock of Citadel Computer Systems Incorporated (Citadel) by issuing LSHC common stock to Citadel shareholders in exchange for shares of Citadel. The acquisition resulted in the stockholders of Citadel owning approximately 75% of the outstanding common stock of LSHC on a fully diluted basis and, accordingly, Citadel is deemed to be the acquiring company for accounting purposes.

  LSHC operates four restaurants under the name Miami Subs Grill as a franchisee of Miami Subs U.S.A., Inc. (MSUSA). On March 1, 1996, LSHC sold all of its restaurant assets to MSUSA for 1,325,000 shares of MSUSA stock valued at approximately $2,600,000.

  Effective February 29, 1996, Citadel acquired certain assets of Circuit Masters Software, Inc. (Circuit Masters) in exchange for issuance of stock valued at approximately $2,000,000 and cash of approximately $250,000.

  The accompanying pro forma condensed balance sheet is intended to present Citadel as if the foregoing transactions were consummated at December 31, 1995. The accompanying pro forma condensed statement of operations is intended to present the acquisition of Circuit Master as if it occurred on January 1, 1995. The operations of LSHC for the year ended December 31, 1995 have been excluded from this presentation due to the fact that the restaurant operations have been discontinued and have no continuing effect on operations.


NOTE B - PRO FORMA ADJUSTMENTS

  The pro forma adjustments related to the acquisition of Circuit Masters reflect acquiring software copyrights with an estimated value of $2,250,000. These rights are being amortized over five years with annual amortization of $450,000.

  The pro forma adjustments related to LSHC reflect the discontinued operation of the restaurant business including an estimated loss on disposal of approximately $1,600,000.